EXHIBIT 21

Subsidiaries

Crescent State Bank, a North Carolina banking corporation

Crescent Financial Capital Trust I, a Delaware statutory business trust

High House Road Trustee LLC, a Delaware limited liability company (subsidiary of the Bank)